As filed with the Securities and Exchange Commission on November 28, 2025.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rezolve AI plc

(Exact name of registrant as specified in its charter)

United Kingdom	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Sackville Street

London, W1S 3DN

United Kingdom
(+44 204 625 9700)

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, N.Y. 10016
Tel: +1 (212) 947-7200
(Name, address, and telephone number of agent for service)

Copies to:

Gerry Williams
Penny Minna
DLA Piper LLP
1201 W Peachtree St NE #2800
Atlanta, GA 30309
(404) 736-7800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

explanatory note

This registration statement contains:

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a base prospectus which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of 200,000,000 of our ordinary shares from time to time in one or more offerings; and
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an "at the market offering" prospectus covering the offering, issuance and sale by us of up to 48,034,860 of our ordinary shares that may be issued and sold under a sales agreement (the "Sales Agreement") with Cantor Fitzgerald & Co., Roth Capital Partners, LLC, Northland Securities, Inc., Maxim Group LLC and A.G.P./Alliance Global Partners (the “Sales Agents”).

The base prospectus immediately follows this explanatory note. The "at the market offering" prospectus immediately follows the base prospectus. The 48,034,860 ordinary shares that may be offered, issued and sold under the "at the market offering" prospectus is included in the 200,000,000 ordinary shares that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement with the Sales Agent, any portion of the 48,034,860 ordinary shares included in the "at the market offering" prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full 200,000,000 ordinary shares may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 28, 2025

PROSPECTUS

Rezolve AI plc

Up to 200,000,000 Ordinary Shares

Rezolve AI plc, a public limited company registered under the laws of England and Wales with registration number 14573691, (“Rezolve,” the “Company,” “we,” “us,” “our") may offer and issue from time to time up to an aggregate of 200,000,000 ordinary shares nominal value £0.0001 each in the capital of the Company (the “Ordinary Shares”). This prospectus provides you with a general description of the securities.

Each time we offer and sell the Ordinary Shares, we will provide a prospectus supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

The Ordinary Shares are traded on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “RZLV." On November 26, 2025, the closing price of the Ordinary Shares was $2.98 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospects and in the documents incorporated by reference into this prospectus.

None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form F-3 with the SEC, under the Securities Act, using a “shelf” registration process. Under this prospectus, we may offer and sell up to 200,000,000 Ordinary Shares from time to time as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Any document incorporated by reference in this prospectus and any prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or incorporated by reference modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

We have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein or therein, or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described or incorporated by reference herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The directors of the Company have taken all reasonable care to ensure that the facts stated in this prospectus are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the document, whether or facts or of opinion. The directors accept responsibility accordingly.

It should be remembered that the price of securities and the income from them can go down as well as up.

If you are in any doubt about the contents of this prospectus, you should consult your stockbroker, bank manager, solicitor, accountant or financial adviser.

Unless the context indicates otherwise, references to the “Company,” “Rezolve,” “we,” “us” and “our”, prior to the Pre-Closing Demerger, refer to Rezolve Limited and after the Pre-Closing Demerger, Rezolve AI plc (formerly Rezolve AI Limited), including its subsidiaries.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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Market and Industry Data

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

SELECTED DEFINITIONS

Terms defined in the body of this document shall have the meanings attributed to them therein and in addition the following terms shall have the following meanings:

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“Articles” means Rezolve’s articles of association;
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“Channels” means the Rezolve’s distribution partners who distribute Rezolve’s offerings and services;
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“Nasdaq” means The Nasdaq Stock Market LLC;
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“Ordinary Shares” means the ordinary shares of Rezolve, par value £0.0001;
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“Rezolve” and the “Company” means Rezolve AI Limited, a private limited liability company registered under the laws of England and Wales with registration number 14573691 and, following its re-registration as a public limited company, Rezolve AI plc;
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“Rezolve Founder” means Daniel Wagner;
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“Rezolve Limited” means Rezolve Limited, a private limited company organized under the laws of England and Wales;
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“Rezolve Shareholder” means a holder of shares of stock in the capital of Rezolve;
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“Private Warrant” means a private warrant to purchase one Ordinary Share;
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“Public Warrant” means a public warrant to purchase one Ordinary Share;
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“Warrant” mean, collectively, the Private Warrants and the Public Warrants;
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“Selling Holders” means the selling security holders named in this Registration Statement on Form F-3;
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“SMBs” means small and medium-sized businesses;
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“UK” means the United Kingdom;
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“UK Companies Act” means the UK Companies Act 2006 (as amended from time to time);
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“U.S.” refers to the United States of America; and
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“USD” refers to the U.S. Dollar.

Unless otherwise stated in this prospectus or the context otherwise requires, all references in this prospectus to the Warrants include such Ordinary Shares underlying the Warrants.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We believe that certain of the information in this prospectus constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “possible,” “potential,” “anticipate,” “contemplate,” “believe,” “estimate,” “plan,” “predict,” “project,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

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discuss future expectations;
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contain projections of future results of operations or financial condition; or
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state other “forward-looking” information.

We believe it is important to communicate our expectations to our security holders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this prospectus, including in the section titled “Risk Factors,” provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations we described in such forward-looking statements, including among other things:

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our ability to continue to meet Nasdaq’s listing standards;
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changes adversely affecting our business;
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the impact of global political and economic uncertainties, including public health crises, geopolitical conflicts and inflation;
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the outcome of any legal proceedings that may be instituted against us;
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general economic conditions;
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the effect of the conflict in Ukraine, the Middle East or other hostilities;
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changes in applicable law or regulations;
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our business strategy and plans
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the result of future financing efforts; and
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other factors detailed in the section entitled “Risk Factors.”

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Rezolve undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

The forward-looking statements contained in this prospectus and in any document incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” beginning on page 12 of this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult.

For additional information, please see the section of this prospectus titled “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in the Ordinary Shares.

Overview

Rezolve

We are recognized1 to stand at the vanguard of the mobile commerce industry, providing an engagement platform, powered by cutting-edge artificial intelligence and machine learning. This platform empowers retailers, brands, and manufacturers to create robust, dynamic connections with consumers, transcending barriers of location and device, whether they are mobile or desktop. Harnessing the potential of AI, our platform fosters unprecedented mobile engagement, aiding businesses in their quest to reach their consumers in innovative ways. By leveraging the capabilities of mobile devices and personal computers-from cameras and microphones to location services and wireless connectivity-we bring the commercial experience directly into consumers’ hands. The hallmark of our platform is the integration of AI-driven systems, which simplify and enhance the purchasing process. Our technology enables merchants to understand their customers intent, provide the most relevant and helpful information to assist with their product selection and then enables them to complete transactions, access information, or contribute donations with a single tap on their device screen, depending on the context. This streamlined, seamless interaction, facilitated by the power of artificial intelligence, ensures an effortless and intuitive consumer experience. Since, the launch of our pilot platform, we believe we have harnessed the transformative potential of artificial intelligence, redefining the landscape of mobile commerce and engagement. As we continue to innovate, we remain committed to driving forward the digital commerce industry, shaping a future where technology and commerce intersect seamlessly for the benefit of both businesses and consumers.

Our platform allows for mobile engagement with merchants using our software to extend their business to consumers’ mobile devices and computers in innovative ways. By using a mobile device’s camera, microphone, location awareness, Bluetooth or Wi-Fi capabilities, our platform enables a user to make purchases, request information or make donations with only one tap on their screen, in certain circumstances. We deployed our pilot platform (which was developed prior to the Pre-Closing Demerger) in 2017.

We expect to commercialize the Rezolve platform by the end of Q4 2025, initially in Europe and the U.S.A. Revenues from brain commerce began in Q3 2025, and we expect them to increase significantly in Q4 2025. We also expect to generate revenues in South America and Asia during Q4 2025. We expect revenues to increase in 2026 through our signed partner agreements with Microsoft, Google and others.

Corporate Information

The Company was incorporated in England and Wales as a private limited company on January 5, 2023 under the name Rezolve Group Limited with company number 14573691 and changed its name on June 5, 2023 to Rezolve AI Limited. Rezolve Limited was incorporated in England and Wales as a private limited company on September 11, 2015 under the name Soul Seeker Limited with company number 09773823. On March 28, 2025, Rezolve AI Limited altered its legal status under English law from a private limited company and re-registered as a public limited company. In connection with the re-registration as a public limited company in England and Wales, the Company changed its name from Rezolve AI Limited to Rezolve AI plc (the “Company” or “Rezolve”).

The Ordinary Shares and Public Warrants are listed on Nasdaq under the symbols “RZLV” and “RZLVW,” respectively. The mailing address of the Company’s registered office is 21 Sackville Street, London, W1S 3DN, United Kingdom, +44 204 625 9700 and its principal executive office is 21 Sackville Street, London, W1S 3DN, United Kingdom. Our website address is www.rezolve.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of

1 Please see Rezolve Press Release dated July 25, 2023, available at https://www.rezolve.com/investors/britains- brain-heralds-new-era-of-commerce-enabled-ai/

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Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the closing of the IPO of Armada Acquisition Corp. I, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our outstanding Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

We qualify as a “foreign private issuer” under U.S. securities laws. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from compliance with certain laws and regulations of the Exchange Act including, but not limited to, those related to the solicitations of proxies, consents or authorizations, those related to the public reporting of insider stock ownership and trading activities, and those requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K.

We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq corporate governance rules and listing standards. Because we are a foreign private issuer, our officers, directors and principal shareholders are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

We may utilize these exemptions until such time as we are longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

Risk Factors

You should consider carefully the risks and uncertainties described in this prospectus before investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” following this summary. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. These risks include, but are not limited to, the following:

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Rezolve has generated limited revenues from existing Channels and there is no guarantee that it will be able to attract and retain new merchants and increase sales to new merchants.
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Rezolve is an early-stage company with a history of financial losses and expects to incur significant expenses and continuing losses for the foreseeable future.
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The impact of worldwide economic conditions, including the resulting effect on spending by SMBs and spending on technology, may adversely affect Rezolve’s business, operating results and financial condition.

2

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Uneven economic growth or downturns or international trade and other global disruptions, geopolitical tensions, or disputes could adversely affect our business and operating results.
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Rezolve’s limited operating history in a new and developing market makes it difficult to evaluate its current business and future prospects and may increase the risk that it will not be successful.
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Rezolve’s growth depends in part on the success of its strategic relationships with third parties.
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The markets for Rezolve’s offerings are new and evolving and may develop more slowly or differently than we expect. Rezolve’s future success is dependent on the growth and expansion of these markets, its ability to adapt and respond effectively to evolving market conditions and its relationship with its business partners.
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Non-performance under, termination, non-renewal or material modification of agreements with Rezolve’s business partners could have a material adverse effect on Rezolve’s business, financial condition and/or results of operations.
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Rezolve’s business could be harmed if it fails to manage its growth effectively.
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Rezolve does not have the history with its solutions or pricing models necessary to accurately predict optimal pricing necessary to attract new merchants and retain existing merchants.
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As a result of Rezolve’s business model, it may not be able to accurately assess its financial position and results of operations.
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Rezolve’s business is susceptible to risks associated with international sales and the use of its platform in various countries.
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As Rezolve and its channels and merchants adopt its proprietary machine learning systems, it may be exposed to risks related to systems efficiency and disclosure and changes to the political and regulatory framework for AI technology, which can adversely affect Rezolve’s business, financial condition and results of operations.
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Exchange rate fluctuations may negatively affect Rezolve’s results of operations.
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Rezolve’s operating results are expected to be subject to seasonal fluctuations.
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If Rezolve fails to improve and enhance the functionality, performance, reliability, design, security and scalability of its platform in a manner that responds to merchants’ evolving needs, its business may be adversely affected.
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Rezolve may not be able to compete successfully against current and future competitors.
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Payment transactions on Rezolve’s platform may be subject to regulatory requirements and other risks that could be costly and difficult to comply with or that could harm Rezolve’s business.
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Rezolve has in the past made and in the future may make acquisitions and investments, which could divert management’s attention, result in operating difficulties and dilution to Rezolve’s shareholders and otherwise disrupt Rezolve’s operations and adversely affect its business, operating results or financial position.
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Rezolve may need to raise additional funds to pursue its growth strategy or continue its operations, and Rezolve may be unable to raise capital when needed or on acceptable terms.
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Failure to effectively develop and expand Rezolve’s marketing, sales, customer service, and content management capabilities could harm its ability to increase Rezolve’s customer base and achieve broader market acceptance of Rezolve’s platform.
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If the availability of Rezolve’s platform does not meet its service-level commitments to customers, Rezolve’s current and future revenues may be negatively impacted.
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Rezolve does not intend to pay dividends for the foreseeable future.
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Expansion into geographies such as the U.S., Latin America, India, and China in the future, is important to the growth of Rezolve’s business, and if Rezolve does not manage the business and economic risks of international expansion effectively, it could materially and adversely affect Rezolve’s business, financial condition and results of operations.
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A regional or global health pandemic, including the global COVID-19 pandemic, may adversely impact Rezolve’s business, results of operations and financial performance.
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If Rezolve is unable to hire, retain and motivate qualified personnel, its business will be adversely affected.
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Rezolve is dependent on the continued services and performance of its senior management and other key employees, the loss of any of whom could adversely affect Rezolve’s business, operating results and financial condition.

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Rezolve expects to be dependent upon consumers’ and merchants’ willingness to use the internet and internet-enabled mobile devices for commerce.
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If Rezolve’s software or platform contains serious errors or defects, Rezolve may lose revenues and market acceptance and may incur costs to defend or settle claims with its merchants.
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A denial of service attack or security breach or incident could delay or interrupt service to Rezolve’s merchants and their customers, harm Rezolve’s reputation and subject Rezolve to significant liability.
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Rezolve uses a limited number of data centers to deliver its services. Any disruption of service at these facilities could harm Rezolve’s business.
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Rezolve’s business and prospects would be harmed if changes to technologies used in Rezolve’s platform or new versions or upgrades of operating systems and internet browsers adversely impact the process by which merchants and consumers interface with Rezolve’s platform.
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Rezolve relies on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to provide its solutions and run its business.
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If Rezolve does not or cannot maintain the compatibility of its platform with third-party applications that its customers use in their businesses, Rezolve’s revenues will decline.
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Mobile devices are increasingly being used to conduct commerce, and if Rezolve’s solutions do not operate as effectively when accessed through these devices, Rezolve’s merchants and their customers may not be satisfied with Rezolve’s services, which could harm Rezolve’s business.
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Rezolve may store and process personal data of its merchants and their customers. If the security of this information is compromised or otherwise subjected to unauthorized access, Rezolve’s reputation may be harmed and Rezolve may be exposed to liability.
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Rezolve’s brand is important to its success. If Rezolve fails to effectively maintain, promote and enhance Rezolve’s brand, Rezolve’s business and competitive advantage may be harmed.
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Activities of merchants or the content of their shops could damage Rezolve’s brand, subject Rezolve to liability and harm its business and financial results.
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If Rezolve fails to maintain a consistently high level of customer service, Rezolve’s brand, business and financial results may be harmed.
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Rezolve may be unable to maintain or protect its intellectual property rights and proprietary information, or obtain registrations in such rights or information, or otherwise prevent third parties from making unauthorized use of the foregoing, including its technology.
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Rezolve may be subject to claims by third parties of intellectual property infringement.
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Rezolve’s use of “open source” software could negatively affect its ability to sell its solutions and subject Rezolve to possible litigation.
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Claims for indemnification by Rezolve’s directors and officers may reduce Rezolve’s available funds to satisfy successful third-party claims against Rezolve and may reduce the amount of money available to Rezolve.
•
Rezolve is subject to anti-corruption and anti-bribery laws and similar laws, and non-compliance with such laws can subject Rezolve to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect its business, prospects, financial condition, results of operations and reputation.
•
Enhanced trade tariffs, import restrictions, export restrictions, United States regulations or other trade barriers may materially harm Rezolve’s business.
•
From time to time, Rezolve may be involved in legal proceedings and commercial or contractual disputes, which could have an adverse impact on Rezolve’s profitability and consolidated financial position.
•
Certain provisions of the Articles and English law could deter takeover attempts.
•
The trading price of Ordinary Shares could be volatile, and the value of Ordinary Shares may decline.
•
A market for our securities may not be sustained, which would adversely affect the liquidity and price of Ordinary Shares.

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•
There can be no assurance that Rezolve will be able to comply with the continued listing standards of Nasdaq.
•
If securities or industry analysts publish reports that are interpreted negatively by the investment community or publish negative research reports about our business, our share price and trading volume could decline.
•
We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our Ordinary Shares less attractive to investors.
•
Rezolve is a “foreign private issuer” and, as a result, we are permitted to rely on exemptions from certain stock exchange corporate governance standards applicable to U.S. issuers. This may afford less protection to holders of Ordinary Shares.
•
We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.
•
Our issuance of additional Ordinary Shares in connection with financings, acquisitions, investments, our stock incentive plans, or otherwise will dilute all other shareholders.
•
We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.
•
U.S. holders that directly or indirectly own 10% or more of our equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of controlled foreign corporations.
•
Our U.S. shareholders may suffer adverse tax consequences if we are classified as a “passive foreign investment company.”
•
The Internal Revenue Service may not agree that Rezolve should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement(s).

DIVIDEND POLICY

We have not paid any cash dividends on the Ordinary Shares to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements we or our subsidiaries enter into from time to time.

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CAPITALIZATION

We intend to include information about our capitalization and indebtedness in the applicable prospectus supplement(s).

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DESCRIPTION OF SECURITIES, ARTICLES OF

ASSOCIATION AND CERTAIN LEGAL CONSIDERATIONS

Introduction

Set forth below is (i) a summary of certain information concerning Rezolve’s share capital, (ii) a description of certain provisions of Rezolve’s articles of association (the “Articles”), and (iii) a summary of relevant provisions of the UK Companies Act 2006 (as amended) (the “UK Companies Act”) and certain other English law considerations. The summary below contains only material information concerning Rezolve’s share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to the Articles, which are filed as an exhibit to the registration statement of which this prospectus forms a part.

General Description of Ordinary Shares

Ordinary Shares comprise a single class of ordinary shares with a nominal value of £0.0001 each.

The following information is a summary of Ordinary Shares:

•
Ordinary Shares carry the right to receive dividends and distributions paid by Rezolve, if any.
•
The holders of Ordinary Shares have the right to receive notice of, and to attend and vote at, all Rezolve’s general meetings provided that the aggregate number of votes attaching to all issued shares in Rezolve held by the Rezolve Founder and/or in which he is interested or of which he is beneficial owner will be equal to the higher of: (i) 75% of the votes attaching to all shares in the capital of Rezolve and (ii) the total number of votes that would have been conferred on the Rezolve Founder if (i) did not apply.
•
Subject to the UK Companies Act, any equity securities issued by Rezolve for cash must first be offered to Rezolve shareholders in proportion to their existing holdings of Ordinary Shares.
•
The UK Companies Act allows for the disapplication of pre-emption rights, which may be waived by a special resolution of not less than three quarters of Rezolve shareholders, either generally or specifically, for a maximum period not exceeding five years.
•
Ordinary Shares are not redeemable; however, Rezolve may purchase or contract to purchase any of its Ordinary Shares on-market or off-market, subject to the UK Companies Act and Rezolve’s Articles. Rezolve may only purchase its Ordinary Shares out of distributable reserves or the proceeds of a new issue of shares made for the purpose of funding the repurchase.

If Rezolve is wound up (whether the liquidation is voluntary, under supervision of the Court or by the Court), the liquidator is under a duty to collect in and realize Rezolve’s assets and to distribute them to Rezolve’s creditors and, if there is a surplus, to Rezolve’s shareholders according to their entitlements. This applies whether the assets consist of property of one kind or of different kinds.

Rezolve may convert Ordinary Shares into deferred shares of £0.0001 each (or other nominal value) in the capital of Rezolve (the “Deferred Shares”) in certain limited circumstances or issue Deferred Shares. The Deferred Shares have no rights to vote and do not entitle their holder to receive any dividend; distribution declared, made or paid; or any return of capital. The Deferred Shares also do not entitle their holder to any further or other right of participation in the assets of Rezolve (including on a winding-up). All or any part of the Deferred Shares from time to time shall be redeemable at the option of Rezolve for $1.00.

If at any time an employee or consultant (other than the Rezolve Founder) ceases to be an employee or consultant of or to Rezolve or any subsidiary (such that he or she is neither an employee or consultant of or to Rezolve or any subsidiary), then unless the board of directors of Rezolve resolves otherwise with the written consent of the Rezolve Founder, all the Ordinary Shares held by such holder and/or his permitted transferees shall automatically convert into Deferred Shares (on the basis of one Deferred Share for each Rezolve Share held) on the date of such cessation (rounded down to the nearest whole share).

Share Register

Rezolve is required by the UK Companies Act to keep a register of its shareholders. Under the laws of England and Wales, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in the share register. The share register therefore is prima facie evidence of the identity of Rezolve’s shareholders, and the shares that they hold. The share register generally provides

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limited, or no, information regarding the ultimate beneficial owners of Rezolve’s Ordinary Shares. Rezolve’s share register is maintained by its registrar, Computershare Inc.

Under the UK Companies Act, Rezolve must enter an allotment of shares in its share register as soon as practicable and in any event within two months of the allotment. Rezolve also is required by the UK Companies Act to register a transfer of shares (or give the transferee notice of and reasons for refusal) as soon as practicable and in any event within two months of receiving notice of the transfer.

Rezolve, any of its shareholders or any other affected person may apply to the court for rectification of the share register if:

•
the name of any person, without sufficient cause, is wrongly entered in or omitted from Rezolve’s register of shareholders; or
•
there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder or on which Rezolve has a lien, provided that such refusal does not prevent dealings in the shares taking place on an open and proper basis.

Articles of Association of Rezolve

The following information is a summary of the material terms of the Ordinary Shares as specified in the Articles. The following summary does not purport to be complete and is qualified in its entirety by reference to the Articles.

Share rights

Subject to the UK Companies Act, the Articles and to any rights for the time being attached to any existing share, Ordinary Shares may be issued with such rights or restrictions as Rezolve may from time to time by ordinary resolution determine, or, if not so determined, as Rezolve’s board of directors may determine.

Subject to the UK Companies Act, any share may be issued which is to be redeemed or is to be liable to be redeemed at the option of Rezolve or the holder, on such terms, conditions and in such manner as Rezolve’s board of directors may determine.

Voting rights and quorum

Subject as provided below and to any rights or restrictions attached to any shares from time to time, every member who is present in person or by a duly appointed proxy at a general meeting shall on a poll have one vote for each share of which he or she is the holder.

The aggregate number of votes attaching to all the issued shares held by Daniel Wagner as the “Rezolve Founder” or in which he is interested shall be equal to the higher of:

(i)
75% of the votes attaching to all shares in the capital of the Company; and
(ii)
the total number of votes that would otherwise have been conferred on Daniel Wagner.

No business (other than the appointment of a chair) shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business. Two persons entitled to vote upon the business to be transacted, each being a member, the proxy of a member or a duly authorized representative of a corporation which is a member, shall be a quorum (provided that, for so long as the Rezolve Founder is the holder, directly or indirectly or beneficially interested in Ordinary Shares and is entitled to exercise not less than 10% of the votes attaching to all shares of Rezolve immediately prior to the beginning of the general meeting, he must be present for a general meeting to be quorate).

Restrictions on Voting

No shareholder shall, unless the directors otherwise determine, be entitled to vote, either in person or by proxy, at any general meeting or at any separate class meeting in respect of any share held by such shareholder unless all calls or other sums payable by such shareholder in respect of that share have been paid.

Rezolve’s board of directors may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to Rezolve serving on such shareholder at least 14 days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on such holder’s shares.

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Variation of Rights

The rights attached to any class of shares may be varied in accordance with the provisions of the UK Companies Act and with either the written consent of the holders of not less than three-quarters of the voting rights attached to the issued shares of that class (calculated excluding any shares held as treasury shares), or with the sanction of a special resolution (being a 75% majority of Rezolve shareholders of the relevant class, present at a general meeting in person or by proxy) passed at a separate meeting of the holders of those class of shares. At every such separate general meeting (except an adjourned meeting), subject to the application of all other provisions of the articles of association with regard to general meetings, the quorum must be two or more persons holding, or representing by proxy, issued shares of the class (calculated excluding any shares held as treasury shares), provided that Daniel Wagner is also present so long as he is the holder, directly or indirectly or beneficially interested in Ordinary Shares and is entitled to exercise not less than 10% of the votes attaching to all shares in Rezolve.

The rights conferred upon the holders of any shares are not, unless otherwise expressly provided in the rights attaching to those shares, deemed to be varied by the creation or issue of further shares ranking equally with them or the purchase, or redemption by Rezolve of its own shares.

Share transfers

The Ordinary Shares are in registered form. Any Ordinary Shares may be held in uncertificated form.

A member may transfer certificated shares to another person by a written instrument of transfer in any usual form (or any other form approved by Rezolve’s board of directors) executed by or on behalf of the transferor and, in the case of a share which is not fully paid, by or on behalf of the transferee. Rezolve’s board of directors may refuse to register the transfer of a certificated share which is in respect of a partly paid share provided that any refusal does not prevent open and proper dealings of any class of shares which are admitted to trading on Nasdaq and may also refuse to register the transfer of any certificated (or uncertificated) share if Company has a lien on that share. The Rezolve board of directors may also refuse to register the transfer of a certificated share unless the transfer is in respect of only one class of share, is duly stamped (or certified as not chargeable to stamp duty) and is deposited to Rezolve’s registered office or any place the Rezolve board of directors may determine for registration and is accompanied by the relevant share certificate or such other evidence the Rezolve board of directors may reasonably require.

The transferor of an ordinary share is deemed to remain the holder until the transferee’s name is entered in the share register.

Subject to the provisions of Rezolve’s articles of association, title to uncertificated shares may be transferred in accordance with the Uncertificated Securities Regulations 2001. Rezolve’s board of directors is required to register a transfer of any uncertificated share in accordance with those regulations. Rezolve’s board of directors may refuse to register any such transfer which is in favor of more than four persons jointly or in any other circumstances permitted by those regulations. Provisions of the articles of association do not apply to any uncertificated shares to the extent that such provisions are inconsistent with the holding of shares in uncertificated form or with the transfer of shares by means of a relevant system.

Dividends

Subject to it having sufficient distributable reserves, Rezolve may, by ordinary resolution (being a resolution passed by a 50% majority of Rezolve shareholders in person or by proxy), from time to time declare dividends not exceeding the amount recommended by Rezolve’s board of directors. Rezolve’s board of directors may pay interim dividends, and any fixed rate dividend, whenever its financial position, in the opinion of its board of directors, justifies its payment.

All dividends on shares are to be paid according to the amounts paid up on their nominal value, or otherwise in accordance with the terms concerning entitlement to dividends on which shares were issued.

All unclaimed dividends may be made use of by Rezolve’s board of directors for Rezolve’s benefit until claimed.

Any dividend unclaimed for a period of 10 years from the date when it was declared or became due for payment shall revert to Rezolve.

Rezolve’s board of directors may, by way of ordinary resolution (being a resolution passed by a simple majority of votes of Rezolve shareholders in person or by proxy), from time to time offer any holders of a particular class of shares the right to elect to receive further fully paid shares of that class by way of scrip dividend instead of cash in respect of any dividend.

Shareholder meetings

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Rezolve’s board of directors is required to convene annual general meetings in accordance with the UK Companies Act. The UK Companies Act provides that a general meeting (other than an adjourned meeting) must be called by notice of at least 21 days’ in the case of an annual general meeting (unless shareholders approve a notice period of 14 days’ by special resolution (being a resolution passed by a 75% majority of Rezolve shareholders present at a general meeting in person or by proxy) and at least 14 days’ in any other case). Rezolve’s board of directors may convene a general meeting which is not an annual general meeting whenever it thinks fit.

Rezolve is required to give notice of a general meeting to each member (other than a person who, under Rezolve’s articles of association or pursuant to any restrictions imposed on any shares, is not entitled to receive such a notice or to whom Rezolve, in accordance with applicable law, has not sent and is not required to send its latest annual report and accounts), to its directors and to its auditors. For these purposes “members” are the persons registered in the register of members as being holders of shares at any particular time on any particular record date fixed by the board of directors that (in accordance with the Uncertificated Securities Regulations 2001) is not more than 21 days before the sending out of the notice convening the meeting. The notice of a general meeting may specify a time by which a person must be entered on Rezolve’s register of members in order to have the right to attend or vote at the meeting.

A member who is entitled to attend and vote at a general meeting is entitled to appoint another person, or two or more persons in respect of different classes of shares held by him, as his proxy to exercise all or any of his rights to attend, to speak and to vote at the meeting.

The voting rights of each member at a general meeting are as set out under the heading “Voting Rights and Quorum” above.

Alteration of share capital

Rezolve may alter its share capital in any way permitted by the UK Companies Act and applicable law and confer any preference or other advantage on one or more of the shares resulting from any division or sub-division of its share capital. Rezolve may, by special resolution (being a resolution passed by a 75% majority of Rezolve shareholders present at a general meeting in person or by proxy), reduce its share capital, share premium account, capital redemption reserve or any other undistributable reserves.

Rezolve may agree with any member terms and conditions upon which all or any part of the Ordinary Shares held by such member from time to time shall be automatically converted into deferred shares.

If at any time an employee or consultant (other than the Rezolve Founder) ceases to be an employee or consultant of or to Rezolve or any subsidiary (such that he is neither an employee or consultant of or to Rezolve or any subsidiary), then unless the Board resolves otherwise with the written consent of the Rezolve Founder all the Shares held by such holder and/or his Permitted Transferees shall automatically convert into Deferred Shares on the date of such cessation. Deferred shares carry no right to a dividend, nor any right to vote or to participate on a winding up and can be redeemed at any time by Rezolve for a total payment for all deferred shares in issue of $1.

Change of Control

There is no specific provision in the articles of association that would have the effect of delaying, deferring or preventing a change of control. Our board will be divided into three classes serving staggered three-year terms with the first class being eligible for re-election at the annual general meeting of Rezolve held in 2025, the second class being eligible for re-election at the annual general meeting of Rezolve held in 2026 and the third class being eligible for re-election at the annual general meeting of Rezolve held in 2027. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which their term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of our board of directors.

Distributions on Winding Up

On a winding up, the liquidator may, with the sanction of a special resolution of shareholders and any other sanctions required by law, divide amongst the shareholders (excluding the company itself to the extent it is a shareholder by virtue only of its holding of shares as treasury shares) in specie or in kind the whole or any part of its assets (whether they shall consist of property of the same kind or not) and may set such values and may determine how such division shall be carried out as between the shareholders or different classes of shareholder. The liquidator may, with the sanction of a special resolution of the shareholders and any other sanctions required by law, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but no shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

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Directors

Number of Directors

Unless and until otherwise determined by an ordinary resolution of shareholders, Rezolve may not have less than three directors and there shall be no maximum number of persons permitted to sit on the board of directors.

Rezolve’s board is divided into three classes serving staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which his term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of Rezolve’s board of directors. As of the date of this prospectus, there is currently no Class I director, four Class II directors and one Class III director.

Appointment of Directors

Subject to the provisions of the articles of association Rezolve may, by ordinary resolution of the shareholders, elect any person who is willing to act to be a director, either to fill a casual vacancy or as an addition to the existing board. No person that is not a director retiring from the existing board is eligible for appointment as a director unless recommended by the board of directors, or unless not less than seven and not more than 42 days before the date appointed for the meeting a notice is given to the company by a member expressing an intention to propose such person for appointment as a director, and such notice has also been signed by that person expressing a willingness to be elected.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the board has power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing board but so that the total number of directors does not exceed any maximum number fixed by or in accordance with the Articles.

At the end of the period of 12 months after his appointment or from when the Sponsor group ceases to beneficially own any Ordinary Shares, if earlier, the Board may remove any of the two directors nominated by the Sponsor group and the independent director mutually determined by the nomination committee of the Board and the Sponsor group.

Retirement of Directors

Each retiring director that holds office on the date seven days before the date of notice of the annual general meeting shall retire from office ahead of the annual general meeting and be eligible for re-election, with all re-elected directors being treated as continuing in office without a break in their duties. A retiring director shall, if not re-appointed at such meeting, retain office until the conclusion of such meeting. If a vacated office is not filled the retiring director shall be deemed to be re-appointed, unless at such meeting a resolution is passed not to fill the vacancy or to elect another director in that retiring director’s place, or unless a resolution to re-elect that retiring director is put to the meeting and defeated.

Directors’ Interests

Subject to the requirements of the UK Companies Act, a director who is any way, whether directly or indirectly, interested in a proposed or existing transaction or arrangement with Rezolve shall declare the nature of his interest at a meeting of the directors.

The directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his or her duty to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with Rezolve’s interests. A director shall not, save as otherwise agreed by him or her, be accountable to Rezolve for any benefit which he or she derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit. This authorization does not extend to any conflicts of interest arising in relation to a transaction or arrangement with Rezolve. Such authorization is subject to any requirement as to quorum at the meeting at which the matter is considered being met without counting the director in question, or if the matter was agreed to without their voting or would have been agreed to without their voting. Such authorization is subject to any limitations imposed by the directors and is liable to be varied or revoked at any time.

A director shall not vote or be counted in the quorum at a meeting in relation to any resolution in respect of any transaction or arrangement with Rezolve in which the director has an interest that may reasonably be regarded as likely to give rise to a conflict of interest. A director shall not be counted in the quorum at a meeting in relation to any resolution on which he or she is debarred from voting.

A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

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•
any contract, transaction or arrangement in which the director is interested by virtue of an interest in shares, debentures or other securities of Rezolve or any of its subsidiary undertakings;
•
the giving of any guarantee, security or indemnity in respect of (i) money lent or obligations incurred by him or any other person at the request of, or for the benefit of, Rezolve or any of its subsidiary undertakings, or (ii) a debt or obligation of Rezolve or any of its subsidiary undertakings for which he himself has assumed responsibility under a guarantee or indemnity or by the giving of security;
•
indemnification by Rezolve in relation to the performance of the director’s duties on behalf of the Company or any of its subsidiary undertakings;
•
any issue or offer of shares or debentures or other securities of or by Rezolve or any of its subsidiary undertakings for subscription or purchase, in respect of which the director is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub-underwriter;
•
any transaction or arrangement concerning another company in which the director does not hold, directly or indirectly, an interest representing one per cent or more of any class of the equity share capital of such company;
•
any arrangement for the benefit of employees of Rezolve or of any of its subsidiary undertakings which does not accord to the director any privilege or benefit not generally accorded to the employees to whom the contract or arrangement relates; and
•
the purchase or maintenance of insurance either for or for the benefit of any director or for persons who include directors.

If a question arises at a meeting of the board or of a committee of the board as to whether an interest may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of any director to vote in relation to a transaction or arrangement with Rezolve, and such question is not resolved by his or her voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be determined by the chairman and their ruling in relation to any director other than themselves shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to said director, has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by the chairman voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the Rezolve board of directors (for which purpose, the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chair of the meeting, so far as known to the chair, has not been fairly disclosed.

Subject to the UK Companies Act, the Company may, by ordinary resolution, suspend the above provisions to any extent or ratify any transaction or arrangement not duly authorized by reason of a contravention of these provisions.

Directors’ Fees and Remuneration

Special remuneration may be granted to any director who performs any special or extra services to, or at the request of, Rezolve, to be paid by way of lump sum, salary, commission, participation in profits or otherwise as the Rezolve board of directors may decide.

Each director may be paid all proper and reasonable expenses incurred in the discharge of the director’s duties, including attending and returning from meetings of the directors or committees of the directors or general meetings of Rezolve.

Borrowing Powers

Rezolve’s board of directors may exercise all the powers to borrow money and to mortgage or charge all or any part of Rezolve’s undertaking, property, assets (present or future) and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of Rezolve or of any third party, subject to and in accordance with the UK Companies Act.

Indemnity

Subject to the provisions of the UK Companies Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every one of the directors or other officers shall be indemnified out of the assets of Rezolve against any liability incurred by them for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of Rezolve or the affairs of an associated company or in connection with the activities of Rezolve, or of an associated company, as a trustee of an occupational pension scheme (as defined in section 235(6) of the UK Companies Act), or in connection with Rezolve’s activities, or the activities of an associated company.

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Other English Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the UK Companies Act, where a takeover offer has been made for Rezolve and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he, she or it wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares.

Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze-out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to Rezolve, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the UK Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The UK Companies Act also gives minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of Rezolve’s Ordinary Shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his, her or its shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of all the voting shares of Rezolve, and (ii) not less than 90% of the voting rights of Rezolve’s shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his, her or its rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the UK Companies Act, Rezolve may by notice in writing to any person whom Rezolve knows or has reasonable cause to believe to be interested in its shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to Rezolve particulars of that person’s interest and (so far as is within such person’s knowledge) particulars of any other interest that subsists or subsisted in those shares.

Under the Articles, if a person defaults in supplying Rezolve with the required particulars in relation to the shares in question, or default shares, within the prescribed period of 14 days from the date of the service of notice, the directors may by notice direct that:

•
in respect of the default shares, the relevant shareholder shall not be entitled to vote (either in person or by proxy) at any general meeting or to exercise any other right conferred by a shareholding in relation to general meetings; and
•
where the default shares represent at least 0.25% of their class, (i) any dividend or other money payable in respect of the default shares shall be retained by Rezolve without liability to pay interest and/or (ii) no transfers by the relevant shareholder of any default shares may be registered (unless the shareholder is not in default and the shareholder provides a certificate, in a form satisfactory to the directors, to the effect that after due and careful enquiry the shareholder is satisfied that none of the shares to be transferred are default shares).

Purchase of Own Shares

Under the laws of England and Wales, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles of association. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased. Subject to the above, Rezolve may purchase its own shares in the manner prescribed below. Rezolve may make an “on-market” purchase of its own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing an on-market purchase must:

•
specify the maximum number of shares authorized to be acquired;
•
determine the maximum and minimum prices that may be paid for the shares; and

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•
specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Rezolve may purchase its own fully paid shares in an “off-market” purchase otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom Rezolve proposes to purchase shares votes on the resolution and the resolution would not have been passed if he, she or it had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and Dividends

Under the UK Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to Rezolve and to each of its subsidiaries that has been incorporated under the laws of England and Wales.

It is not sufficient that Rezolve, once re-registered as a public company, has made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•
if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called-up share capital and undistributable reserves; and
•
if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Anti-Money Laundering

If any person in the United Kingdom knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to the National Crime Agency of the United Kingdom, pursuant to the Proceeds of Crime Act 2002 of the United Kingdom. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Enforceability of Civil Liabilities

Rezolve is a company incorporated under the laws of England and Wales. A substantial portion of Rezolve’s assets and a number of its directors and executive officers are located, and reside, outside of the United States of America. Due to this, it may not be possible for investors to serve process within the United States upon Rezolve or upon such persons with respect to matters arising under the United States federal securities laws, or to enforce against Rezolve or persons located outside of the United States judgments of the courts of the United States which are asserted under the civil liability provisions of the United States federal securities laws.

Rezolve understands that there is doubt as to the enforceability in the United Kingdom, with respect to original actions or actions for enforcement of judgements of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States insofar as they are fines or penalties. Further, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom, by way of it being a penalty.

Rezolve has appointed Cogency Global Inc. to act as process agent in respect of any action against the company in any state or federal court in the State of New York arising out of the Merger as described in this prospectus or any issuance of Rezolve shares in connection with the Merger.

Data Protection - United Kingdom

Rezolve has certain duties under the UK General Data Protection Regulation and the Data Protection Act 2018 (“UK GDPR”) based on internationally accepted principles of data privacy.

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Privacy Notice

Introduction

All shareholders in Rezolve will provide the Company with certain information which constitutes personal data within the meaning of the UK GDPR (“personal data”). In the following discussion, the “Company” refers to Rezolve and its affiliates and/or delegates, except where the context requires otherwise.

Investor Data

Rezolve will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. Rezolve will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct its activities on an ongoing basis or to comply with legal and regulatory obligations to which Rezolve is subject. Rezolve will only transfer personal data in accordance with the requirements of the UK GDPR and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In its use of this personal data, Rezolve will be characterized as a “data controller” for the purposes of the UK GDPR, while its affiliates and service providers who may receive this personal data from Rezolve in the conduct of its activities may either act as our “data processors” for the purposes of the UK GDPR or may process personal information for their own lawful purposes in connection with services provided to Rezolve. Rezolve will ensure it has appropriate contractual agreements in place with any processors to ensure the protection of any shared personal data.

Rezolve may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a member and/or any individuals connected with a member as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the member’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides Rezolve with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How Rezolve May Use a Member’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

•
where this is necessary for the performance of its rights and obligations under any purchase agreements;
•
where this is necessary for compliance with a legal and regulatory obligation to which the company is subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
•
where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should Rezolve wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), it will contact you.

Why Rezolve May Share Your Personal Data

In certain circumstances Rezolve may be legally obliged to share personal data and other information with respect to your shareholding, for instance with relevant regulatory authorities such as HMRC or other authorities. They, in turn, may exchange this information with foreign authorities, including tax authorities.

Rezolve anticipates disclosing personal data to persons who provide services to the company and their respective affiliates (which may include certain entities located outside the United States, the United Kingdom or the European Economic Area), who will process your personal data on its behalf.

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Rezolve may share your personal data with our affiliates for any of the purposes described in this privacy notice.

Rezolve may disclose and transfer your personal data to service providers, advisors, potential transactional partners, or third parties in connection with the consideration, negotiation or completion of a corporate transaction in which we are acquired by or merged with another company or we sell, liquidate, or transfer all or a portion of our business or assets.

International Data Transfers

Where any personal data is transferred internationally, Rezolve will take reasonable steps to ensure that a safe transfer mechanism is in place to protect the personal data in question, such as Standard Contractual Clauses approved by the European Commission or the UK government.

The Data Protection Measures Rezolve Takes

Rezolve and its duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data. However, as no electronic transmission or storage of information can be entirely secure, Rezolve can make no guarantees as to the security or privacy of your personal data.

Retention

We take measures to delete your personal data or keep it in a form that does not permit identifying you when this personal data is no longer necessary for the purposes for which we process it, unless we are required by law to keep this personal data for a longer period. When we process personal data for our own purposes, we determine the retention period taking into account various criteria, such as the nature and length of our relationship with you, and mandatory retention periods provided by law and the statute of limitations.

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PLAN OF DISTRIBUTION

We may sell the Ordinary Shares from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The Ordinary Shares may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell Ordinary Shares covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the Ordinary Shares and the proceeds to us, if applicable.

Offers to purchase the Ordinary Shares being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the Ordinary Shares from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the Ordinary Shares being offered by this prospectus, the Ordinary Shares will be sold to the dealer, as principal. The dealer may then resell the Ordinary Shares to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the Ordinary Shares being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the Ordinary Shares to the public. In connection with the sale of the Ordinary Shares, we or the purchasers of Ordinary Shares for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the Ordinary Shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a commercially reasonable efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the Ordinary Shares, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The Ordinary Shares will be listed on the Nasdaq. To facilitate the offering of Ordinary Shares, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Ordinary Shares. This may include over-allotments or short sales of the Ordinary Shares, which involve the sale by persons participating in the offering of more Ordinary Shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment

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EXPENSES

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

Expenses	Amount
SEC registration fee	$82,721.90
FINRA filing fee	$90,350.00
Legal fees and expenses Accounting fees and expenses Transfer agent fees and expenses Miscellaneous expenses	*
Total	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

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ENFORCEABILITY OF CIVIL LIABILITY

Rezolve is a company incorporated under the laws of England and Wales. A substantial portion of Rezolve’s assets and most of its directors and executive officers are located and reside, respectively, outside the United States. Because of the location of Rezolve’s assets and board members, it may not be possible for investors to serve process within the United States upon Rezolve or such persons with respect to matters arising under the United States federal securities laws or to enforce against Rezolve or persons located outside the United States judgments of United States courts asserted under the civil liability provisions of the United States federal securities laws.

Rezolve understands that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States insofar as they are fines or penalties. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom by reason of being a penalty.

Rezolve has appointed Cogency Global Inc. as its agent to receive service of process in any action against it in any state or federal court in the State of New York arising out of the transaction described in this proxy statement/prospectus or any issuance of Ordinary Shares in connection with this transaction.

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LEGAL MATTERS

Taylor Wessing LLP, have passed upon the validity of the issue of the securities of Rezolve AI plc (formerly Rezolve AI Limited) which are offered by this prospectus.

EXPERTS

The audited financial statements of Rezolve incorporated by reference herein have been audited by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, as set forth in their report thereon, and are included in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

The audited financial statements of GroupBy Group of Companies incorporated by reference herein have been audited by MNP, LLP an independent registered public accounting firm, as set forth in their report thereon, and are included in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the Ordinary Shares and Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://www.rezolve.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•
our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 24, 2025;
•
our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 29, 2025, February 7, 2025, February 21, 2025, February 25, 2025, March 6, 2025, March 31, 2025, July 24, 2025, July 25, 2025, July 25 2025, August 15, 2025, September 24, 2025, September 24, 2025, September 26, 2025, October 1, 2025, October 6, 2025, October 10, 2025 and October 22, 2025; and
•
the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-42254) filed with the SEC on August 15, 2024.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Rezolve AI plc

21 Sackville Street

London, W1S 3DN

United Kingdom

Attn: Investor Relations

Tel:+44 204 625 9700

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The information in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 28, 2025

PROSPECTUS

Rezolve AI plc

Up to 48,034,860 Ordinary Shares

Rezolve AI plc, a public limited company registered under the laws of England and Wales with registration number 14573691, (“Rezolve,” the “Company,” “we,” “us,” “our") is party to a sales agreement (the “Sales Agreement”), with Cantor Fitzgerald & Co. (“Cantor”), Roth Capital Partners, LLC ("Roth"), Northland Securities, Inc. (“Northland”), Maxim Group LLC (“Maxim”) and A.G.P./Alliance Global Partner ("AGP"), dated November 28, 2025, relating to the ordinary shares, nominal value £0.0001 each in the capital of the Company (the "Ordinary Shares"), offered by this prospectus. Under this prospectus, we may offer and sell up to 48,034,860 Ordinary Shares from time to time through or to Cantor, Roth, Northland, Maxim and AGP (each a “Sales Agent” and collectively the "Sales Agents"), acting as sales agent or principal, in accordance with the Sales Agreement.

Sales of the Ordinary Shares, if any, under this prospectus may be made by any method permitted that is deemed an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents are not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq, on mutually agreed terms between the Sales Agents and us. There are no minimum sale requirements, and there is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation payable to the Sales Agents for sales of the Ordinary Shares sold pursuant to the Sales Agreement will be an amount up to 3.0% of the gross proceeds of any Ordinary Shares sold under the Sales Agreement. See “Plan of Distribution” beginning on page 21 for additional information regarding the compensation to be paid to the Sales Agents. In connection with the sale of the Ordinary Shares on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Sales Agents will be deemed to be underwriting compensation. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

The Ordinary Shares are traded on the Nasdaq under the symbols “RZLV." On November 26, 2025, the closing price of the Ordinary Shares was $2.98 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospects and in the documents incorporated by reference into this prospectus.

None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

Cantor Roth Capital Partners Northland Securities Maxim Group LLC A.G.P.

The date of this prospectus is , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form with the SEC, under the Securities Act, using a “shelf” registration process. Under this prospectus, we may offer and sell up to 48,034,860 Ordinary Shares from time to time through the Sales Agents at prices and on terms to be determined by market conditions at the time of the offering.

Any document incorporated by reference in this prospectus and any prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or incorporated by reference modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Sales Agents have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Sales Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein or therein, or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described or incorporated by reference herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The directors of the Company have taken all reasonable care to ensure that the facts stated in this prospectus are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the document, whether or facts or of opinion. The directors accept responsibility accordingly.

It should be remembered that the price of securities and the income from them can go down as well as up.

If you are in any doubt about the contents of this prospectus, you should consult your stockbroker, bank manager, solicitor, accountant or financial adviser.

Unless the context indicates otherwise, references to the “Company,” “Rezolve,” “we,” “us” and “our”, prior to the Pre-Closing Demerger, refer to Rezolve Limited and after the Pre-Closing Demerger, Rezolve AI plc (formerly Rezolve AI Limited), including its subsidiaries.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Market and Industry Data

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

SELECTED DEFINITIONS

Terms defined in the body of this document shall have the meanings attributed to them therein and in addition the following terms shall have the following meanings:

•
“Articles” means Rezolve’s articles of association;
•
"Bluedot Acquisition" means the acquisition by the Company of the entire issued and to be issued share capital of each Bluedot Industries, Inc., Bluedot Industries Pty. Ltd. and Bluedot Innovation Pty. Ltd
•
“Channels” means the Rezolve’s distribution partners who distribute Rezolve’s offerings and services;
•
"Groupby Acquisition" means the acquisition by the Company of the entire issued and to be issued share capital of each of GroupBy Inc., GroupBy International Ltd., GroupBy USA Inc., and GroupBy UK Ltd.
•
“Nasdaq” means The Nasdaq Stock Market LLC;
•
“Ordinary Shares” means the ordinary shares of Rezolve, par value £0.0001;
•
“Rezolve” and the “Company” means Rezolve AI Limited, a private limited liability company registered under the laws of England and Wales with registration number 14573691 and, following its re-registration as a public limited company, Rezolve AI plc;
•
“Rezolve Founder” means Daniel Wagner;
•
“Rezolve Limited” means Rezolve Limited, a private limited company organized under the laws of England and Wales;
•
“Rezolve Shareholder” means a holder of shares of stock in the capital of Rezolve;
•
“Private Warrant” means a private warrant to purchase one Ordinary Share;
•
“Public Warrant” means a public warrant to purchase one Ordinary Share;
•
“Warrant” mean, collectively, the Private Warrants and the Public Warrants;
•
“Selling Holders” means the selling security holders named in this Registration Statement on Form F-3;
•
“SMBs” means small and medium-sized businesses;
•
“UK” means the United Kingdom;
•
“UK Companies Act” means the UK Companies Act 2006 (as amended from time to time);
•
“U.S.” refers to the United States of America; and
•
“USD” refers to the U.S. Dollar.

Unless otherwise stated in this prospectus or the context otherwise requires, all references in this prospectus to the Warrants include such Ordinary Shares underlying the Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We believe that certain of the information in this prospectus constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “possible,” “potential,” “anticipate,” “contemplate,” “believe,” “estimate,” “plan,” “predict,” “project,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•
discuss future expectations;
•
contain projections of future results of operations or financial condition; or
•
state other “forward-looking” information.

We believe it is important to communicate our expectations to our security holders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this prospectus, including in the section titled “Risk Factors,” provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations we described in such forward-looking statements, including among other things:

•
our ability to continue to meet Nasdaq’s listing standards;
•
changes adversely affecting our business;
•
the impact of global political and economic uncertainties, including public health crises, geopolitical conflicts and inflation;
•
the outcome of any legal proceedings that may be instituted against us;
•
general economic conditions;
•
the effect of the conflict in Ukraine, the Middle East or other hostilities;
•
changes in applicable law or regulations;
•
our business strategy and plans
•
the result of future financing efforts; and
•
other factors detailed in the section entitled “Risk Factors.”

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Rezolve undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

The forward-looking statements contained in this prospectus and in any document incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” beginning on page 12 of this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult.

For additional information, please see the section of this prospectus titled “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in the Ordinary Shares.

Overview

Rezolve

We are recognized2 to stand at the vanguard of the mobile commerce industry, providing an engagement platform, powered by cutting-edge artificial intelligence and machine learning. This platform empowers retailers, brands, and manufacturers to create robust, dynamic connections with consumers, transcending barriers of location and device, whether they are mobile or desktop. Harnessing the potential of AI, our platform fosters unprecedented mobile engagement, aiding businesses in their quest to reach their consumers in innovative ways. By leveraging the capabilities of mobile devices and personal computers-from cameras and microphones to location services and wireless connectivity-we bring the commercial experience directly into consumers’ hands. The hallmark of our platform is the integration of AI-driven systems, which simplify and enhance the purchasing process. Our technology enables merchants to understand their customers intent, provide the most relevant and helpful information to assist with their product selection and then enables them to complete transactions, access information, or contribute donations with a single tap on their device screen, depending on the context. This streamlined, seamless interaction, facilitated by the power of artificial intelligence, ensures an effortless and intuitive consumer experience. Since, the launch of our pilot platform, we believe we have harnessed the transformative potential of artificial intelligence, redefining the landscape of mobile commerce and engagement. As we continue to innovate, we remain committed to driving forward the digital commerce industry, shaping a future where technology and commerce intersect seamlessly for the benefit of both businesses and consumers.

Our platform allows for mobile engagement with merchants using our software to extend their business to consumers’ mobile devices and computers in innovative ways. By using a mobile device’s camera, microphone, location awareness, Bluetooth or Wi-Fi capabilities, our platform enables a user to make purchases, request information or make donations with only one tap on their screen, in certain circumstances. We deployed our pilot platform (which was developed prior to the Pre-Closing Demerger) in 2017.

We expect to commercialize the Rezolve platform by the end of Q4 2025, initially in Europe and the U.S.A. Revenues from brain commerce began in Q3 2025, and we expect them to increase significantly in Q4 2025. We also expect to generate revenues in South America and Asia during Q4 2025. We expect revenues to increase in 2026 through our signed partner agreements with Microsoft, Google and others.

Corporate Information

The Company was incorporated in England and Wales as a private limited company on January 5, 2023 under the name Rezolve Group Limited with company number 14573691 and changed its name on June 5, 2023 to Rezolve AI Limited. Rezolve Limited was incorporated in England and Wales as a private limited company on September 11, 2015 under the name Soul Seeker Limited with company number 09773823. On March 28, 2025, Rezolve AI Limited altered its legal status under English law from a private limited company and re-registered as a public limited company. In connection with the re-registration as a public limited company in England and Wales, the Company changed its name from Rezolve AI Limited to Rezolve AI plc (the “Company” or “Rezolve”).

The Ordinary Shares and Public Warrants are listed on Nasdaq under the symbols “RZLV” and “RZLVW,” respectively. The mailing address of the Company’s registered office is 21 Sackville Street, London, W1S 3DN, United Kingdom, +44 204 625 9700 and its principal executive office is 21 Sackville Street, London, W1S 3DN, United Kingdom. Our website address is www.rezolve.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of

2 Please see Rezolve Press Release dated July 25, 2023, available at https://www.rezolve.com/investors/britains- brain-heralds-new-era-of-commerce-enabled-ai/

Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the closing of the IPO of Armada Acquisition Corp. I, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our outstanding Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

We qualify as a “foreign private issuer” under U.S. securities laws. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from compliance with certain laws and regulations of the Exchange Act including, but not limited to, those related to the solicitations of proxies, consents or authorizations, those related to the public reporting of insider stock ownership and trading activities, and those requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K.

We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq corporate governance rules and listing standards. Because we are a foreign private issuer, our officers, directors and principal shareholders are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

We may utilize these exemptions until such time as we are longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

Risk Factors

You should consider carefully the risks and uncertainties described in this prospectus before investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” following this summary. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. These risks include, but are not limited to, the following:

•
Rezolve will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.
•
It is not possible to predict the number of Ordinary Shares sold under the Sales Agreement.
•
The Ordinary Shares offered hereby will be sold in “at-the-market offerings” and investors who buy Ordinary Shares at different times will likely pay different prices.
•
You may experience immediate and substantial dilution in the book value per Ordinary Share you purchase.
•
Ordinary Shares representing a substantial percentage of our outstanding shares may be sold in this offering and such Ordinary Shares will be freely tradable, which could cause the price of the Ordinary Shares to decline.
•
You may experience future dilution as a result of future equity offerings.

THE OFFERING

The following summary contains basic terms about this offering and the common stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 5 of this prospectus and the other risks described in the annual and periodic reports incorporated by reference herein. The following information is as of November 28, 2025 and does not give effect to issuances of Ordinary Shares after such date.

Ordinary Shares offered by us in this offering	Up to 48,034,860 Ordinary Shares

Ordinary Shares outstanding prior to this offering	323,806,274

Ordinary Shares outstanding immediately after this offering	371,841,134, assuming sales of up to 48,034,860 Ordinary Shares in this offering

Manner of Offering	“At the market offering” that may be made from time to time through or to the Sales Agents, as sales agents or principals. See “Plan of Distribution”

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses and capital expenditures

Risk factors

See the section titled “Risk Factors” beginning on page 5 of this prospectus and other information included in this prospectus and in the documents incorporated by reference herein for a discussion of factors that you should consider carefully before deciding to invest in the Ordinary Shares

Nasdaq symbol for our Ordinary Shares	“RZLV”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following risks, as revised or supplemented by our reports subsequently filed after the date hereof with the Commission and incorporated by reference in this prospectus, together with the financial and other information we include or incorporate by reference in this prospectus, before you decide to purchase our securities. If any of the following risks actually occur, our business, financial condition and operating results could be materially and adversely affected. In that case, the market price of our securities could decline and you may lose all or a part of your investment. The risks discussed below are not the only risks we face. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also have a material adverse effect on our business, financial condition and operating results. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

It is not possible to predict the number of Ordinary Shares sold under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold through the Sales Agents after our delivery of a placement notice will fluctuate based on a number of factors, including the market price of the Ordinary Shares during the sales period, any limits we may set with the Sales Agents in any applicable placement notice and the demand for the Ordinary Shares. We may choose to sell a lower number of Ordinary Shares than the 48,034,860 Ordinary Shares set forth on the cover of this prospectus.

The Ordinary Shares offered hereby will be sold in “at-the-market offerings” and investors who buy Ordinary Shares at different times will likely pay different prices.

Investors who purchase Ordinary Shares in this offering at different times likely will pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of Ordinary Shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for the Ordinary Shares to be sold in this offering. Investors may experience a decline in the value of the Ordinary Shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You may experience immediate and substantial dilution in the book value per Ordinary Share you purchase.

The offering price per Ordinary Share in this offering may exceed the net tangible book value per Ordinary Share outstanding prior to this offering. Because the sales of the Ordinary Share offered hereby will be made directly into the market, the prices at which we sell these Ordinary Shares will vary and these variations may be significant. Purchasers of the Ordinary Shares we sell, as well as holders of our existing Ordinary Shares will experience significant dilution if we sell Ordinary Shares at prices significantly below the price at which they invested.

Ordinary Shares representing a substantial percentage of our outstanding shares may be sold in this offering and such Ordinary Shares will be freely tradable, which could cause the price of the Ordinary Shares to decline.

A substantial number of the Ordinary Shares may be sold in the public market in this offering, and all of the Ordinary Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. These sales, and any future sales of a substantial number of Ordinary Shares in the public market, or the perception that such sales may occur, may cause the market price of the Ordinary Shares to decline. This could make it more difficult for you to sell your Ordinary Shares at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per Ordinary Share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price that is less than the price paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to the rights of holders of Ordinary Shares, including investors who purchase Ordinary Shares in this offering pursuant to sales by us under the Sales Agreement. The price at which we sell Ordinary Shares or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per Ordinary Share paid by investors in this offering.

USE OF PROCEEDS

We may issue and sell up to 48,034,860 Ordinary Shares from time to time under this prospectus. The amount of proceeds from this offering will depend upon the aggregate number of Ordinary Shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any Ordinary Shares under this offering, nor are the actual proceeds to us from this offering currently determinable.

We expect to use the net proceeds from this offering, if any, for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses and capital expenditures. This represents our best estimate of the manner in which we will use the net proceeds we receive from this offering based upon the current status of our business, but we have not reserved or allocated amounts for specific purposes and we cannot specify with certainty how or when we will use any of the net proceeds. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors, including the factors described under “Risk Factors” located elsewhere in this prospectus or in the information incorporated by reference herein or therein. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

DIVIDEND POLICY

We have not paid any cash dividends on the Ordinary Shares to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements we or our subsidiaries enter into from time to time.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025:

•
on an actual basis.
•
On a pro forma basis to give effect to (i) the private placement in July 2025 of 20,000,000 Ordinary Shares for aggregate gross proceeds of approximately $50 million, before deducting placement agent fees and other offering expenses, (iii) the private placement in September 2025 of 37,000,000 Ordinary Shares for aggregate gross proceeds of approximately $200 million, before deducting placement agent fees and other offering expenses, and (iii) the assumed sale of an aggregate of 48,034,860 Ordinary Shares in this offering at a public offering price of $2.98, the last reported sale price of our ordinary shares on Nasdaq on November 26, 2025, for aggregate gross proceeds of approximately $143,143,883 after deducting estimated commissions and offering expenses payable by us as if such events had occurred on June 30, 2025.

The following table should be read in conjunction our financial statements and related notes that are incorporated by reference into this prospectus and the other financial information included or incorporated by reference into this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

	As of
	June 30, 2025
	Actual (Unaudited)	PIPE funding	ATM	Proforma (Unaudited)
Cash and cash equivalents	$9,857,390	$237,927,000	$138,849,567	$386,633,957
Stockholders' Equity:
Ordinary shares, £0.0001 nominal value 259,066,638 shares issued and outstanding as of June 30, 2025; 341,476,136 shares authorized as of June 30, 2025	33,394	7,638	6,437	47,469
Additional paid-in capital	302,123,036	237,919,362	138,843,130	678,885,528
Stock subscription receivable	(2,108)	—	—	(2,108)
Accumulated deficit	(316,062,263)	—	—	(316,062,263)
Accumulated other comprehensive loss	(381,878)	—	—	(381,878)
Total shareholders' equity (deficit)	$(14,289,819)	$237,927,000	$138,849,567	$362,486,748
Total capitalization	$(14,289,819)	$237,927,000	$138,849,567	$362,486,748

DILUTION

If you invest in the Ordinary Shares being offered by this prospectus, you will suffer immediate dilution in the net tangible book value per ordinary share. Our net tangible book value as of June 30, 2025 was approximately $67.6 million, or approximately $(0.26) per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of Ordinary Shares outstanding as of June 30, 2025.

Dilution in net tangible book value per share represents the difference between the offering price per share paid by new investors participating in this offering and the net tangible book value per share of our Ordinary Shares immediately after this offering. After giving effect to the sale by us of Ordinary Shares in this offering, assuming that an aggregate of 48,034,860 Ordinary Shares are sold at a public offering price of $2.98 per share, the last reported sale price of our Ordinary Shares on Nasdaq on November 26, 2025 for aggregate gross proceeds of approximately $143,143,883, and after deducting the estimated commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of June 30, 2025 would have been approximately $71.3 million, or approximately $0.23 per share. This represents an immediate increase of $0.49 in net tangible book value per share to our existing shareholders and an immediate dilution of $2.75 per share to new investors of Ordinary Shares in this offering. The following table illustrates this per share dilution:

Assumed offering price per share of common stock and accompanying Offering Warrant		$2.98
Pro Forma Net tangible book value per share as of June 30, 2025	(0.26)
Adjusted net tangible book value per share after giving effect to this offering		0.23
Increase per share attributable to investors participating in this offering	0.49
Dilution per share to investors participating in this offering		$2.75

The number of shares of to be outstanding after this offering is based on the number of Ordinary shares outstanding as of November 28, 2025, and excludes the following:

•
8,069,976 Ordinary Shares issuable upon the exercise of outstanding Warrants.

DESCRIPTION OF SECURITIES, ARTICLES OF

ASSOCIATION AND CERTAIN LEGAL CONSIDERATIONS

Introduction

Set forth below is (i) a summary of certain information concerning Rezolve’s share capital, (ii) a description of certain provisions of Rezolve’s articles of association (the “Articles”), and (iii) a summary of relevant provisions of the UK Companies Act 2006 (as amended) (the “UK Companies Act”) and certain other English law considerations. The summary below contains only material information concerning Rezolve’s share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to the Articles, which are filed as an exhibit to the registration statement of which this prospectus forms a part.

General Description of Ordinary Shares

Ordinary Shares comprise a single class of ordinary shares with a nominal value of £0.0001 each.

The following information is a summary of Ordinary Shares:

•
Ordinary Shares carry the right to receive dividends and distributions paid by Rezolve, if any.
•
The holders of Ordinary Shares have the right to receive notice of, and to attend and vote at, all Rezolve’s general meetings provided that the aggregate number of votes attaching to all issued shares in Rezolve held by the Rezolve Founder and/or in which he is interested or of which he is beneficial owner will be equal to the higher of: (i) 75% of the votes attaching to all shares in the capital of Rezolve and (ii) the total number of votes that would have been conferred on the Rezolve Founder if (i) did not apply.
•
Subject to the UK Companies Act, any equity securities issued by Rezolve for cash must first be offered to Rezolve shareholders in proportion to their existing holdings of Ordinary Shares.
•
The UK Companies Act allows for the disapplication of pre-emption rights, which may be waived by a special resolution of not less than three quarters of Rezolve shareholders, either generally or specifically, for a maximum period not exceeding five years.
•
Ordinary Shares are not redeemable; however, Rezolve may purchase or contract to purchase any of its Ordinary Shares on-market or off-market, subject to the UK Companies Act and Rezolve’s Articles. Rezolve may only purchase its Ordinary Shares out of distributable reserves or the proceeds of a new issue of shares made for the purpose of funding the repurchase.

If Rezolve is wound up (whether the liquidation is voluntary, under supervision of the Court or by the Court), the liquidator is under a duty to collect in and realize Rezolve’s assets and to distribute them to Rezolve’s creditors and, if there is a surplus, to Rezolve’s shareholders according to their entitlements. This applies whether the assets consist of property of one kind or of different kinds.

Rezolve may convert Ordinary Shares into deferred shares of £0.0001 each (or other nominal value) in the capital of Rezolve (the “Deferred Shares”) in certain limited circumstances or issue Deferred Shares. The Deferred Shares have no rights to vote and do not entitle their holder to receive any dividend; distribution declared, made or paid; or any return of capital. The Deferred Shares also do not entitle their holder to any further or other right of participation in the assets of Rezolve (including on a winding-up). All or any part of the Deferred Shares from time to time shall be redeemable at the option of Rezolve for $1.00.

If at any time an employee or consultant (other than the Rezolve Founder) ceases to be an employee or consultant of or to Rezolve or any subsidiary (such that he or she is neither an employee or consultant of or to Rezolve or any subsidiary), then unless the board of directors of Rezolve resolves otherwise with the written consent of the Rezolve Founder, all the Ordinary Shares held by such holder and/or his permitted transferees shall automatically convert into Deferred Shares (on the basis of one Deferred Share for each Rezolve Share held) on the date of such cessation (rounded down to the nearest whole share).

Share Register

Rezolve is required by the UK Companies Act to keep a register of its shareholders. Under the laws of England and Wales, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in the share register. The share register therefore is prima facie evidence of the identity of Rezolve’s shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of Rezolve’s Ordinary Shares. Rezolve’s share register is maintained by its registrar, Computershare Inc.

Under the UK Companies Act, Rezolve must enter an allotment of shares in its share register as soon as practicable and in any event within two months of the allotment. Rezolve also is required by the UK Companies Act to register a transfer of shares (or give the transferee notice of and reasons for refusal) as soon as practicable and in any event within two months of receiving notice of the transfer.

Rezolve, any of its shareholders or any other affected person may apply to the court for rectification of the share register if:

•
the name of any person, without sufficient cause, is wrongly entered in or omitted from Rezolve’s register of shareholders; or
•
there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder or on which Rezolve has a lien, provided that such refusal does not prevent dealings in the shares taking place on an open and proper basis.

Articles of Association of Rezolve

The following information is a summary of the material terms of the Ordinary Shares as specified in the Articles. The following summary does not purport to be complete and is qualified in its entirety by reference to the Articles.

Share rights

Subject to the UK Companies Act, the Articles and to any rights for the time being attached to any existing share, Ordinary Shares may be issued with such rights or restrictions as Rezolve may from time to time by ordinary resolution determine, or, if not so determined, as Rezolve’s board of directors may determine.

Subject to the UK Companies Act, any share may be issued which is to be redeemed or is to be liable to be redeemed at the option of Rezolve or the holder, on such terms, conditions and in such manner as Rezolve’s board of directors may determine.

Voting rights and quorum

Subject as provided below and to any rights or restrictions attached to any shares from time to time, every member who is present in person or by a duly appointed proxy at a general meeting shall on a poll have one vote for each share of which he or she is the holder.

The aggregate number of votes attaching to all the issued shares held by Daniel Wagner as the “Rezolve Founder” or in which he is interested shall be equal to the higher of:

(i)
75% of the votes attaching to all shares in the capital of the Company; and
(ii)
the total number of votes that would otherwise have been conferred on Daniel Wagner.

No business (other than the appointment of a chair) shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business. Two persons entitled to vote upon the business to be transacted, each being a member, the proxy of a member or a duly authorized representative of a corporation which is a member, shall be a quorum (provided that, for so long as the Rezolve Founder is the holder, directly or indirectly or beneficially interested in Ordinary Shares and is entitled to exercise not less than 10% of the votes attaching to all shares of Rezolve immediately prior to the beginning of the general meeting, he must be present for a general meeting to be quorate).

Restrictions on Voting

No shareholder shall, unless the directors otherwise determine, be entitled to vote, either in person or by proxy, at any general meeting or at any separate class meeting in respect of any share held by such shareholder unless all calls or other sums payable by such shareholder in respect of that share have been paid.

Rezolve’s board of directors may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to Rezolve serving on such shareholder at least 14 days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on such holder’s shares.

Variation of Rights

The rights attached to any class of shares may be varied in accordance with the provisions of the UK Companies Act and with either the written consent of the holders of not less than three-quarters of the voting rights attached to the issued shares of that class (calculated excluding any shares held as treasury shares), or with the sanction of a special resolution (being a 75% majority of Rezolve shareholders of the relevant class, present at a general meeting in person or by proxy) passed at a separate meeting of the holders of those class of shares. At every such separate general meeting (except an adjourned meeting), subject to the application of all other provisions of the articles of association with regard to general meetings, the quorum must be two or more persons holding, or representing by proxy, issued shares of the class (calculated excluding any shares held as treasury shares), provided that Daniel Wagner is also present so long as he is the holder, directly or indirectly or beneficially interested in Ordinary Shares and is entitled to exercise not less than 10% of the votes attaching to all shares in Rezolve.

The rights conferred upon the holders of any shares are not, unless otherwise expressly provided in the rights attaching to those shares, deemed to be varied by the creation or issue of further shares ranking equally with them or the purchase, or redemption by Rezolve of its own shares.

Share transfers

The Ordinary Shares are in registered form. Any Ordinary Shares may be held in uncertificated form.

A member may transfer certificated shares to another person by a written instrument of transfer in any usual form (or any other form approved by Rezolve’s board of directors) executed by or on behalf of the transferor and, in the case of a share which is not fully paid, by or on behalf of the transferee. Rezolve’s board of directors may refuse to register the transfer of a certificated share which is in respect of a partly paid share provided that any refusal does not prevent open and proper dealings of any class of shares which are admitted to trading on Nasdaq and may also refuse to register the transfer of any certificated (or uncertificated) share if Company has a lien on that share. The Rezolve board of directors may also refuse to register the transfer of a certificated share unless the transfer is in respect of only one class of share, is duly stamped (or certified as not chargeable to stamp duty) and is deposited to Rezolve’s registered office or any place the Rezolve board of directors may determine for registration and is accompanied by the relevant share certificate or such other evidence the Rezolve board of directors may reasonably require.

The transferor of an ordinary share is deemed to remain the holder until the transferee’s name is entered in the share register.

Subject to the provisions of Rezolve’s articles of association, title to uncertificated shares may be transferred in accordance with the Uncertificated Securities Regulations 2001. Rezolve’s board of directors is required to register a transfer of any uncertificated share in accordance with those regulations. Rezolve’s board of directors may refuse to register any such transfer which is in favor of more than four persons jointly or in any other circumstances permitted by those regulations. Provisions of the articles of association do not apply to any uncertificated shares to the extent that such provisions are inconsistent with the holding of shares in uncertificated form or with the transfer of shares by means of a relevant system.

Dividends

Subject to it having sufficient distributable reserves, Rezolve may, by ordinary resolution (being a resolution passed by a 50% majority of Rezolve shareholders in person or by proxy), from time to time declare dividends not exceeding the amount recommended by Rezolve’s board of directors. Rezolve’s board of directors may pay interim dividends, and any fixed rate dividend, whenever its financial position, in the opinion of its board of directors, justifies its payment.

All dividends on shares are to be paid according to the amounts paid up on their nominal value, or otherwise in accordance with the terms concerning entitlement to dividends on which shares were issued.

All unclaimed dividends may be made use of by Rezolve’s board of directors for Rezolve’s benefit until claimed.

Any dividend unclaimed for a period of 10 years from the date when it was declared or became due for payment shall revert to Rezolve.

Rezolve’s board of directors may, by way of ordinary resolution (being a resolution passed by a simple majority of votes of Rezolve shareholders in person or by proxy), from time to time offer any holders of a particular class of shares the right to elect to receive further fully paid shares of that class by way of scrip dividend instead of cash in respect of any dividend.

Shareholder meetings

Rezolve’s board of directors is required to convene annual general meetings in accordance with the UK Companies Act. The UK Companies Act provides that a general meeting (other than an adjourned meeting) must be called by notice of at least 21 days’ in the case of an annual general meeting (unless shareholders approve a notice period of 14 days’ by special resolution (being a resolution passed by a 75% majority of Rezolve shareholders present at a general meeting in person or by proxy) and at least 14 days’ in any other case). Rezolve’s board of directors may convene a general meeting which is not an annual general meeting whenever it thinks fit.

Rezolve is required to give notice of a general meeting to each member (other than a person who, under Rezolve’s articles of association or pursuant to any restrictions imposed on any shares, is not entitled to receive such a notice or to whom Rezolve, in accordance with applicable law, has not sent and is not required to send its latest annual report and accounts), to its directors and to its auditors. For these purposes “members” are the persons registered in the register of members as being holders of shares at any particular time on any particular record date fixed by the board of directors that (in accordance with the Uncertificated Securities Regulations 2001) is not more than 21 days before the sending out of the notice convening the meeting. The notice of a general meeting may specify a time by which a person must be entered on Rezolve’s register of members in order to have the right to attend or vote at the meeting.

A member who is entitled to attend and vote at a general meeting is entitled to appoint another person, or two or more persons in respect of different classes of shares held by him, as his proxy to exercise all or any of his rights to attend, to speak and to vote at the meeting.

The voting rights of each member at a general meeting are as set out under the heading “Voting Rights and Quorum” above.

Alteration of share capital

Rezolve may alter its share capital in any way permitted by the UK Companies Act and applicable law and confer any preference or other advantage on one or more of the shares resulting from any division or sub-division of its share capital. Rezolve may, by special resolution (being a resolution passed by a 75% majority of Rezolve shareholders present at a general meeting in person or by proxy), reduce its share capital, share premium account, capital redemption reserve or any other undistributable reserves.

Rezolve may agree with any member terms and conditions upon which all or any part of the Ordinary Shares held by such member from time to time shall be automatically converted into deferred shares.

If at any time an employee or consultant (other than the Rezolve Founder) ceases to be an employee or consultant of or to Rezolve or any subsidiary (such that he is neither an employee or consultant of or to Rezolve or any subsidiary), then unless the Board resolves otherwise with the written consent of the Rezolve Founder all the Shares held by such holder and/or his Permitted Transferees shall automatically convert into Deferred Shares on the date of such cessation. Deferred shares carry no right to a dividend, nor any right to vote or to participate on a winding up and can be redeemed at any time by Rezolve for a total payment for all deferred shares in issue of $1.

Change of Control

There is no specific provision in the articles of association that would have the effect of delaying, deferring or preventing a change of control. Our board will be divided into three classes serving staggered three-year terms with the first class being eligible for re-election at the annual general meeting of Rezolve held in 2025, the second class being eligible for re-election at the annual general meeting of Rezolve held in 2026 and the third class being eligible for re-election at the annual general meeting of Rezolve held in 2027. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which their term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of our board of directors.

Distributions on Winding Up

On a winding up, the liquidator may, with the sanction of a special resolution of shareholders and any other sanctions required by law, divide amongst the shareholders (excluding the company itself to the extent it is a shareholder by virtue only of its holding of shares as treasury shares) in specie or in kind the whole or any part of its assets (whether they shall consist of property of the same kind or not) and may set such values and may determine how such division shall be carried out as between the shareholders or different classes of shareholder. The liquidator may, with the sanction of a special resolution of the shareholders and any other sanctions required by law, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but no shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

Directors

Number of Directors

Unless and until otherwise determined by an ordinary resolution of shareholders, Rezolve may not have less than three directors and there shall be no maximum number of persons permitted to sit on the board of directors.

Rezolve’s board is divided into three classes serving staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which his term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of Rezolve’s board of directors. As of the date of this prospectus, there is currently no Class I director, four Class II directors and one Class III director.

Appointment of Directors

Subject to the provisions of the articles of association Rezolve may, by ordinary resolution of the shareholders, elect any person who is willing to act to be a director, either to fill a casual vacancy or as an addition to the existing board. No person that is not a director retiring from the existing board is eligible for appointment as a director unless recommended by the board of directors, or unless not less than seven and not more than 42 days before the date appointed for the meeting a notice is given to the company by a member expressing an intention to propose such person for appointment as a director, and such notice has also been signed by that person expressing a willingness to be elected.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the board has power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing board but so that the total number of directors does not exceed any maximum number fixed by or in accordance with the Articles.

At the end of the period of 12 months after his appointment or from when the Sponsor group ceases to beneficially own any Ordinary Shares, if earlier, the Board may remove any of the two directors nominated by the Sponsor group and the independent director mutually determined by the nomination committee of the Board and the Sponsor group.

Retirement of Directors

Each retiring director that holds office on the date seven days before the date of notice of the annual general meeting shall retire from office ahead of the annual general meeting and be eligible for re-election, with all re-elected directors being treated as continuing in office without a break in their duties. A retiring director shall, if not re-appointed at such meeting, retain office until the conclusion of such meeting. If a vacated office is not filled the retiring director shall be deemed to be re-appointed, unless at such meeting a resolution is passed not to fill the vacancy or to elect another director in that retiring director’s place, or unless a resolution to re-elect that retiring director is put to the meeting and defeated.

Directors’ Interests

Subject to the requirements of the UK Companies Act, a director who is any way, whether directly or indirectly, interested in a proposed or existing transaction or arrangement with Rezolve shall declare the nature of his interest at a meeting of the directors.

The directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his or her duty to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with Rezolve’s interests. A director shall not, save as otherwise agreed by him or her, be accountable to Rezolve for any benefit which he or she derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit. This authorization does not extend to any conflicts of interest arising in relation to a transaction or arrangement with Rezolve. Such authorization is subject to any requirement as to quorum at the meeting at which the matter is considered being met without counting the director in question, or if the matter was agreed to without their voting or would have been agreed to without their voting. Such authorization is subject to any limitations imposed by the directors and is liable to be varied or revoked at any time.

A director shall not vote or be counted in the quorum at a meeting in relation to any resolution in respect of any transaction or arrangement with Rezolve in which the director has an interest that may reasonably be regarded as likely to give rise to a conflict of interest. A director shall not be counted in the quorum at a meeting in relation to any resolution on which he or she is debarred from voting.

A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

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any contract, transaction or arrangement in which the director is interested by virtue of an interest in shares, debentures or other securities of Rezolve or any of its subsidiary undertakings;
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the giving of any guarantee, security or indemnity in respect of (i) money lent or obligations incurred by him or any other person at the request of, or for the benefit of, Rezolve or any of its subsidiary undertakings, or (ii) a debt or obligation of Rezolve or any of its subsidiary undertakings for which he himself has assumed responsibility under a guarantee or indemnity or by the giving of security;
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indemnification by Rezolve in relation to the performance of the director’s duties on behalf of the Company or any of its subsidiary undertakings;
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any issue or offer of shares or debentures or other securities of or by Rezolve or any of its subsidiary undertakings for subscription or purchase, in respect of which the director is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub-underwriter;
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any transaction or arrangement concerning another company in which the director does not hold, directly or indirectly, an interest representing one per cent or more of any class of the equity share capital of such company;
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any arrangement for the benefit of employees of Rezolve or of any of its subsidiary undertakings which does not accord to the director any privilege or benefit not generally accorded to the employees to whom the contract or arrangement relates; and
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the purchase or maintenance of insurance either for or for the benefit of any director or for persons who include directors.

If a question arises at a meeting of the board or of a committee of the board as to whether an interest may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of any director to vote in relation to a transaction or arrangement with Rezolve, and such question is not resolved by his or her voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be determined by the chairman and their ruling in relation to any director other than themselves shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to said director, has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by the chairman voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the Rezolve board of directors (for which purpose, the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chair of the meeting, so far as known to the chair, has not been fairly disclosed.

Subject to the UK Companies Act, the Company may, by ordinary resolution, suspend the above provisions to any extent or ratify any transaction or arrangement not duly authorized by reason of a contravention of these provisions.

Directors’ Fees and Remuneration

Special remuneration may be granted to any director who performs any special or extra services to, or at the request of, Rezolve, to be paid by way of lump sum, salary, commission, participation in profits or otherwise as the Rezolve board of directors may decide.

Each director may be paid all proper and reasonable expenses incurred in the discharge of the director’s duties, including attending and returning from meetings of the directors or committees of the directors or general meetings of Rezolve.

Borrowing Powers

Rezolve’s board of directors may exercise all the powers to borrow money and to mortgage or charge all or any part of Rezolve’s undertaking, property, assets (present or future) and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of Rezolve or of any third party, subject to and in accordance with the UK Companies Act.

Indemnity

Subject to the provisions of the UK Companies Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every one of the directors or other officers shall be indemnified out of the assets of Rezolve against any liability incurred by them for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of Rezolve or the affairs of an associated company or in connection with the activities of Rezolve, or of an associated company, as a trustee of an occupational pension scheme (as defined in section 235(6) of the UK Companies Act), or in connection with Rezolve’s activities, or the activities of an associated company.

Other English Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the UK Companies Act, where a takeover offer has been made for Rezolve and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he, she or it wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares.

Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze-out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to Rezolve, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the UK Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The UK Companies Act also gives minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of Rezolve’s Ordinary Shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his, her or its shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of all the voting shares of Rezolve, and (ii) not less than 90% of the voting rights of Rezolve’s shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his, her or its rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the UK Companies Act, Rezolve may by notice in writing to any person whom Rezolve knows or has reasonable cause to believe to be interested in its shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to Rezolve particulars of that person’s interest and (so far as is within such person’s knowledge) particulars of any other interest that subsists or subsisted in those shares.

Under the Articles, if a person defaults in supplying Rezolve with the required particulars in relation to the shares in question, or default shares, within the prescribed period of 14 days from the date of the service of notice, the directors may by notice direct that:

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in respect of the default shares, the relevant shareholder shall not be entitled to vote (either in person or by proxy) at any general meeting or to exercise any other right conferred by a shareholding in relation to general meetings; and
•
where the default shares represent at least 0.25% of their class, (i) any dividend or other money payable in respect of the default shares shall be retained by Rezolve without liability to pay interest and/or (ii) no transfers by the relevant shareholder of any default shares may be registered (unless the shareholder is not in default and the shareholder provides a certificate, in a form satisfactory to the directors, to the effect that after due and careful enquiry the shareholder is satisfied that none of the shares to be transferred are default shares).

Purchase of Own Shares

Under the laws of England and Wales, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles of association. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased. Subject to the above, Rezolve may purchase its own shares in the manner prescribed below. Rezolve may make an “on-market” purchase of its own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing an on-market purchase must:

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specify the maximum number of shares authorized to be acquired;
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determine the maximum and minimum prices that may be paid for the shares; and

•
specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Rezolve may purchase its own fully paid shares in an “off-market” purchase otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom Rezolve proposes to purchase shares votes on the resolution and the resolution would not have been passed if he, she or it had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and Dividends

Under the UK Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to Rezolve and to each of its subsidiaries that has been incorporated under the laws of England and Wales.

It is not sufficient that Rezolve, once re-registered as a public company, has made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

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if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called-up share capital and undistributable reserves; and
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if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Anti-Money Laundering

If any person in the United Kingdom knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to the National Crime Agency of the United Kingdom, pursuant to the Proceeds of Crime Act 2002 of the United Kingdom. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Enforceability of Civil Liabilities

Rezolve is a company incorporated under the laws of England and Wales. A substantial portion of Rezolve’s assets and a number of its directors and executive officers are located, and reside, outside of the United States of America. Due to this, it may not be possible for investors to serve process within the United States upon Rezolve or upon such persons with respect to matters arising under the United States federal securities laws, or to enforce against Rezolve or persons located outside of the United States judgments of the courts of the United States which are asserted under the civil liability provisions of the United States federal securities laws.

Rezolve understands that there is doubt as to the enforceability in the United Kingdom, with respect to original actions or actions for enforcement of judgements of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States insofar as they are fines or penalties. Further, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom, by way of it being a penalty.

Rezolve has appointed Cogency Global Inc. to act as process agent in respect of any action against the company in any state or federal court in the State of New York arising out of the Merger as described in this prospectus or any issuance of Rezolve shares in connection with the Merger.

Data Protection - United Kingdom

Rezolve has certain duties under the UK General Data Protection Regulation and the Data Protection Act 2018 (“UK GDPR”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

All shareholders in Rezolve will provide the Company with certain information which constitutes personal data within the meaning of the UK GDPR (“personal data”). In the following discussion, the “Company” refers to Rezolve and its affiliates and/or delegates, except where the context requires otherwise.

Investor Data

Rezolve will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. Rezolve will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct its activities on an ongoing basis or to comply with legal and regulatory obligations to which Rezolve is subject. Rezolve will only transfer personal data in accordance with the requirements of the UK GDPR and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In its use of this personal data, Rezolve will be characterized as a “data controller” for the purposes of the UK GDPR, while its affiliates and service providers who may receive this personal data from Rezolve in the conduct of its activities may either act as our “data processors” for the purposes of the UK GDPR or may process personal information for their own lawful purposes in connection with services provided to Rezolve. Rezolve will ensure it has appropriate contractual agreements in place with any processors to ensure the protection of any shared personal data.

Rezolve may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a member and/or any individuals connected with a member as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the member’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides Rezolve with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How Rezolve May Use a Member’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

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where this is necessary for the performance of its rights and obligations under any purchase agreements;
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where this is necessary for compliance with a legal and regulatory obligation to which the company is subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
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where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should Rezolve wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), it will contact you.

Why Rezolve May Share Your Personal Data

In certain circumstances Rezolve may be legally obliged to share personal data and other information with respect to your shareholding, for instance with relevant regulatory authorities such as HMRC or other authorities. They, in turn, may exchange this information with foreign authorities, including tax authorities.

Rezolve anticipates disclosing personal data to persons who provide services to the company and their respective affiliates (which may include certain entities located outside the United States, the United Kingdom or the European Economic Area), who will process your personal data on its behalf.

Rezolve may share your personal data with our affiliates for any of the purposes described in this privacy notice.

Rezolve may disclose and transfer your personal data to service providers, advisors, potential transactional partners, or third parties in connection with the consideration, negotiation or completion of a corporate transaction in which we are acquired by or merged with another company or we sell, liquidate, or transfer all or a portion of our business or assets.

International Data Transfers

Where any personal data is transferred internationally, Rezolve will take reasonable steps to ensure that a safe transfer mechanism is in place to protect the personal data in question, such as Standard Contractual Clauses approved by the European Commission or the UK government.

The Data Protection Measures Rezolve Takes

Rezolve and its duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data. However, as no electronic transmission or storage of information can be entirely secure, Rezolve can make no guarantees as to the security or privacy of your personal data.

Retention

We take measures to delete your personal data or keep it in a form that does not permit identifying you when this personal data is no longer necessary for the purposes for which we process it, unless we are required by law to keep this personal data for a longer period. When we process personal data for our own purposes, we determine the retention period taking into account various criteria, such as the nature and length of our relationship with you, and mandatory retention periods provided by law and the statute of limitations.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with the Sales Agents under which we may issue and sell up to 48,034,860 Ordinary Shares from time to time through or to the Sales Agents, as sales agents or principals. Subject to the terms of a placement notice, the designated Sales Agent may sell the Ordinary Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act Regulations or in negotiated transactions, which may include block trades, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. As of November 28, 2025, we have not sold any Ordinary Shares under the Sales Agreement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the designated Sales Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Ordinary Shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the designated Sales Agent. We will designate the maximum number or amount of Ordinary Shares to be sold through the designated Sales Agent on a daily basis or otherwise determine such maximum number or amount together with the designated Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf all of the Ordinary Shares requested to be sold by us. We may instruct the Sales Agents not to sell Ordinary Shares if the sales cannot be effected at or above a minimum price designated by us in any such instruction. The Sales Agents or we may suspend the offering of the Ordinary Shares being made under the Sales Agreement upon proper notice to the other parties. The Sales Agents and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement at each party’s sole discretion at any time. The offering of the Ordinary Shares pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

The compensation payable to the Sales Agents will be an amount of up to 3.0% of the gross proceeds of any Ordinary Shares sold through it pursuant to the Sales Agreement and we will reimburse the Sales Agents for certain expenses, including fees and disbursements of legal counsel in an amount not to exceed (a) $75,000 in connection with the execution of the Sales Agreement and (b) $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver certificates pursuant to the terms of the Sales Agreement. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these reimbursed fees and expenses are deemed sales compensation to the Sales Agents in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding compensation and reimbursement payable to the Sales Agents under the Sales Agreement, will be approximately $350,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales of the Ordinary Shares, will equal our net proceeds for the sale of such Ordinary Shares.

The Sales Agents will provide written confirmation to us no later than the next succeeding trading day on Nasdaq after each such day on which the Ordinary Shares are sold under the Sales Agreement. Each confirmation will include the amount or number of Ordinary Shares sold on that day and the net proceeds to us from such sales.

Settlement for sales of Ordinary Shares will occur, unless the parties agree otherwise, on the first trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report at least biannually the number of Ordinary Shares sold through the Sales Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of shares of Ordinary Shares during the relevant period.

In connection with the sale of the Ordinary Shares on our behalf pursuant to the Sales Agreement, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation paid to the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. As a Sales Agents, the Sales Agents will not engage in any transactions that stabilize the Ordinary Shares.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the Registration Statement of which this prospectus forms a part. See “Where You Can Find Additional Information” and “Incorporation by Reference” included in this prospectus.

EXPENSES

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

Expenses	Amount
SEC registration fee	$—
FINRA Filing fee	$—
Legal fees and expenses Accounting fees and expenses Transfer agent fees and expenses Miscellaneous expenses	*
Total	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

ENFORCEABILITY OF CIVIL LIABILITY

Rezolve is a company incorporated under the laws of England and Wales. A substantial portion of Rezolve’s assets and most of its directors and executive officers are located and reside, respectively, outside the United States. Because of the location of Rezolve’s assets and board members, it may not be possible for investors to serve process within the United States upon Rezolve or such persons with respect to matters arising under the United States federal securities laws or to enforce against Rezolve or persons located outside the United States judgments of United States courts asserted under the civil liability provisions of the United States federal securities laws.

Rezolve understands that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States insofar as they are fines or penalties. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom by reason of being a penalty.

Rezolve has appointed Cogency Global Inc. as its agent to receive service of process in any action against it in any state or federal court in the State of New York arising out of the transaction described in this proxy statement/prospectus or any issuance of Ordinary Shares in connection with this transaction.

LEGAL MATTERS

Taylor Wessing LLP, have passed upon the validity of the issue of the securities of Rezolve AI plc (formerly Rezolve AI Limited) which are offered by this prospectus. Duane Morris LLP , New York, New York is acting as counsel for the Agents in connection with this offering.

EXPERTS

The audited financial statements of Rezolve incorporated by reference herein have been audited by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, as set forth in their report thereon, and are included in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

The audited financial statements of GroupBy incorporated by reference herein have been audited by MNP, LLP an independent registered public accounting firm, as set forth in their report thereon, and are included in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the Ordinary Shares and Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://www.rezolve.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•
our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 24, 2025;
•
our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 29, 2025, February 7, 2025, February 21, 2025, February 25, 2025, March 6, 2025, March 31, 2025, July 24, 2025, July 25, 2025, July 25 2025, August 15, 2025, September 24, 2025, September 24, 2025, September 26, 2025, October 1, 2025, October 6, 2025, October 10, 2025 and October 22, 2025; and
•
the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-42254) filed with the SEC on August 15, 2024.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Rezolve AI plc

21 Sackville Street

London, W1S 3DN

United Kingdom

Attn: Investor Relations

Tel:+44 204 625 9700

Rezolve AI plc

Up to 48,034,860

Ordinary Shares

PROSPECTUS

Cantor Roth Capital Partners Northland Securities Maxim Group LLC A.G.P.

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Rezolve’s articles of association provide that, to the extent permitted by the U.K. Companies Act, Rezolve may indemnify its directors against and every other officer of the company against any liability incurred by such director or officer for any negligence, default, breach of duty or breach of trust or otherwise in relation to the affairs or activities of Rezolve or any associated company. In addition, Rezolve will from Closing maintain directors’ and officers’ insurance to insure such persons against certain liabilities.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our board, executive officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

(a)
Exhibits

Exhibit Number	Description
2.1

Business Combination Agreement, dated December 17, 2021, as amended on November 10, 2022 and as further amended and restated on June 16, 2023, as amended on August 4, 2023 (incorporated by reference to Exhibit 2.1 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 2, filed with the SEC on September 25, 2023).

2.2

First Amendment to the Business Combination Agreement, dated as of August 4, 2023, by and among Armada Rezolve Limited, Rezolve and Rezolve Merger Sub (incorporated by reference to Exhibit 2.2 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 2, filed with the SEC on September 25, 2023).

3.1

Amended and Restated Memorandum and Articles of Association of Rezolve (incorporated by reference to Exhibit 1.1 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on April 24, 2025).

4.1	Specimen of Ordinary Share Certificate (incorporated by reference to Exhibit 2.1 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).
4.2	Specimen Rezolve Warrant Certificate (incorporated by reference to Exhibit 2.2 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).

4.3

Warrant Agreement, dated August 15, 2024, by and among Rezolve AI Limited and Computershare Inc. and its affiliate, Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.3 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).

4.4

Warrant Assignment, Assumption and Amendment Agreement, dated August 15, 2024, by and among Rezolve AI Limited and Computershare Inc. and its affiliate, Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.4 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).

4.5

Investor Rights Agreement, dated August 15, 2024, by and among Rezolve AI Limited and the holders party thereto (incorporated by reference to Exhibit 4.6 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).

4.6

Form of Lock-In Agreement, dated August 15, 2024, by and among Rezolve AI Limited and the holders party thereto (incorporated by reference to Exhibit 4.7 of Rezolve AI Limited’s Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).

5.1*	Opinion of Taylor Wessing LLP.
10.1

Loan Note Instrument dated December 16, 2021, as amended and restated on November 21, 2022 and May 23, 2023, and as further amended and restated on December 18, 2023 and December 29, 2023 (incorporated by reference to Exhibit 10.17 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 6, filed with the SEC on June 11, 2024).

10.2

Binding Term Sheet, dated August 30, 2021, by and among Rezolve, Radio Group and the other parties thereto (incorporated by reference to Exhibit 10.18 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 5, filed with the SEC on May 20, 2024).

10.3

Amendment to Binding Term Sheet, dated May 24, 2023, by and among Rezolve, Radio Group and the other parties thereto (incorporated by reference to Exhibit 10.19 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 5, filed with the SEC on May 20, 2024).

10.4

Agreement in Context of the Binding Term Sheet, dated May 24, 2023, by and among Rezolve, Radio Group and the other parties thereto (incorporated by reference to Exhibit 10.20 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 6, filed with the SEC on June 11, 2024).

10.5

Contractual Agreement, dated August 30, 2021, by and among Rezolve, Radio Group and the other parties thereto (incorporated by reference to Exhibit 10.21 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 6, filed with the SEC on June 11, 2024).

10.6

Contractual Relationship, dated April 30, 2023 (incorporated by reference to Exhibit 10.22 of Rezolve AI Limited’s Registration Statement on Form F-4, Amendment No. 5, filed with the SEC on May 20, 2024).

10.7

Power of Disposal over ANY Lifestyle Marketing GmbH, dated November 17, 2023 (incorporated by reference to Exhibit 10.23 of Rezolve AI Limited’s Registration Statement on Form F-4, filed with the SEC on May 20, 2024).

10.8

Loan Agreement, dated September 28, 2023, by and among Rezolve, Radio Group and the other parties thereto (incorporated by reference to Exhibit 10.24 of Rezolve AI Limited’s Registration Statement on Form F-4, filed with the SEC on May 20, 2024).

10.9

Amended and Restated Standby Equity Purchase Agreement, dated as of February 2, 2024, by and between YA II PN, Ltd., Armada Acquisition Corp. I, Rezolve Limited and Rezolve AI Limited (incorporated by reference to Exhibit 2.1 of Armada's Current Report on Form 8-K, filed with the SEC on February 9, 2024).

10.10

Second Amended and Restated Standby Equity Purchase Agreement, dated as of September 6, 2024, by and between YA II PN, Ltd. and Rezolve AI Limited (incorporated by reference to Exhibit 99.1 of Rezolve's Report on Form 6-K, filed with the SEC on September 13, 2024).

10.11

Promissory Note, dated as of September 9, 2024, by and among YA II PN, Ltd. and Rezolve AI Limited (incorporated by reference to Exhibit 99.2 of Rezolve’s Report on Form 6-K, filed with the SEC on September 13, 2024).

10.12	Promissory Note, dated as of November 29, 2024, by and among YA II PN, Ltd. and Rezolve AI Limited (incorporated by reference to Exhibit 99.1 of Rezolve's Report on Form 6-K, filed December 5, 2024).
10.13

Letter Agreement, dated as of December 17, 2024, by and among the Company, Apeiron Investment Group Ltd. and Bradley Wickens (incorporated by reference to Exhibit 10.2 of Rezolve's Report on Form 6-K, filed December 18, 2024).

10.14	Form of Deed of Amendment (incorporated by reference to Exhibit 10.3 of Rezolve's Report on Form 6-K, filed December 18, 2024).
10.15	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed December 23, 2024).
10.16

Loan Agreement, dated January 23, 2025, between Rezolve AI Ltd., as borrower, and Joh. Berenberg, Gossler & Co. KG, as lender (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed January 29, 2025.

10.17	Purchase Agreement, dated February 4, 2025, by and between Rezolve AI Limited and DBLP Sea Cow Ltd. (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed February 7, 2025).
10.18

Purchase Agreement, dated February 11, 2025, by and among Rezolve AI Limited, GroupBy Inc, GroupBy International Ltd. and Fortis Advisors LLC, as representative of the sellers party thereto (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed February 11, 2025).

10.19

Form of Securities Purchase Agreement, dated February 21, 2025, between Rezolve AI Ltd., and each of the investors listed on the Schedule of Buyers attached thereto (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed February 25, 2025).

10.20	Form of Convertible Note (incorporated by reference to Exhibit 10.2 of Rezolve's Report on Form 6-K, filed February 25, 2025).
10.21

Amendment to the Purchase Agreement, dated February 28, 2025, by and among Rezolve AI Limited and Fortis Advisors LLC, as representative of the sellers party thereto (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed March 6, 2025).

10.22	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed July 25, 2025).
10.23

Placement Agent Agreement, dated July 24, 2025, between Rezolve AI plc and A.G.P/Alliance Global Partners (incorporated by reference to Exhibit 10.2 of Rezolve's Report on Form 6-K, filed July 25, 2025).

10.24	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of Rezolve's Report on Form 6-K, filed July 25, 2025).
10.25	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of Rezolve's Report on Form 6-K, filed September 26, 2025).
10.26

Placement Agent Agreement, dated September 24, 2025, between Rezolve AI plc and A.G.P/Alliance Global Partners (incorporated by reference to Exhibit 10.2 of Rezolve's Report on Form 6-K, filed September 26, 2025).

10.27	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of Rezolve's Report on Form 6-K, filed September 26, 2025).
10.28*

Sales Agreement, dated November 28, 2025, by and among Rezolve AI plc and Cantor Fitzgerald & Co., Roth Capital Partners, LLC, Northland Securities, Inc., Maxim Group LLC and A.G.P./Alliance Global Partners.

23.1*	Consent of Grassi & Co., CPAs, PC.
23.2*	Consent of MNP LLP.

23.3*	Consent of Taylor Wessing LLP (included in Exhibit 5.1).
107*	Calculation of Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city London, United Kingdom, on the 28th day of November, 2025.

Rezolve AI plc
/s/ Daniel Wagner
Daniel Wagner
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel Wagner Daniel Wagner	Chief Executive Officer and Director (Principal Executive Officer)	November 28, 2025

/s/ Arthur Yao Arthur Yao	Chief Operating and Financial Officer (Principal Financial and Accounting Officer)	November 28, 2025
November 28, 2025
/s/ Anthony Sharp
Anthony Sharp	Director	November 28, 2025

/s/ Sir David Wright
Sir David Wright	Director	November 28, 2025

/s/ Stephen Perry
Stephen Perry	Director	November 28, 2025

/s/ Derek Smith
Derek Smith	Director	November 28, 2025

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 28th of November, 2025.

Cogency Global Inc
/s/ Colleen A. DeVries
Colleen A. DeVries
Senior Vice-President on behalf of Cogency Global Inc